U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDGEMONT MINING INC.

 (Exact name of Registrant as specified in its charter)

NEVADA	1000	Pending
(State or other jurisdiction of incorporation or organization)	Standard Industrial Classification	IRS Employer Identification Number

EDGEMONT MINING INC.
Dean Rogers, President
5744 Highway No. 6
Coldstream, British Columbia
Canada	V1B 3E1
(Name and address of principal	(Zip Code)
executive offices)

Registrant's telephone number,
including area code:	(250) 558-5085
Fax (250) 542-2987

Approximate date of commencement of Proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.   [   ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,200,000 shares	$0.02	$24,000	$2.57

(1) Based on the last sales price on June 2, 2006.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated October 23, 2007

Agent for service of process:

Empire Stock Transfer Inc.

2470 Rose Parkway, Suite 304

Henderson, NV 89075

PROSPECTUS

EDGEMONT MINING INC.

1,200,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED "RISK FACTORS ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: October 23, 2007

Table Of Contents

PAGE
Summary	6
Risk Factors	7
- If we do not obtain additional financing, our business will fail	7
- If we do not pay an additional $320,000 to Robert Weicker and incur an additional $455,000 in exploration expenditures on the Kate Property, we will not acquire any interest in the property and our business will fail	8
- Because we have not commenced business operations, we face a high risk of business failure	8
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	9
- We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	9
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	9
- Even if we discover commercial reserves of precious metals on the Kate property, we may not be able to successfully commence commercial production	9
- Because our president and secretary have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	10
- Because our management has only limited experience in mineral exploration, our business has a higher risk of failure	10
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	10
- A purchaser is purchasing penny stock which limits the sell the ability to stock	10
Forward-Looking Statements	10
Use of Proceeds	11
Determination of Offering Price	11
Dilution	11
Selling Shareholders	11
Plan of Distribution	15
Legal Proceedings	16
Directors, Executive Officers, Promoters and Control Persons	16
Biographical Information	17
Term of Office	17
Significant Employees	17
Conflicts of Interest	17
Security Ownership of Certain Beneficial Owners and Management	17
Description of Securities	18
Interest of Named Experts and Counsel	19
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	19
Organization Within Last Five Years	19
Description of Business	20
Description, Location and Access	21
Kate Property Staking and Purchase Agreement	22
Exploration History	22
Geological Assessment: Report Property	23
Conclusions	24
Proposed Budget for Phase One	24
Compliance With Government Regulation	24

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Kate property, located in British Columbia, Canada. We do not own the Kate property. We own an option to purchase (the "Option") a 100% interest in the twenty-five mineral claims comprising the Kate property.  We purchased this Option from Robert Weicker of Coquitlam, British Columbia for a cash payment of $5,000 on October 30, 2006. In order to exercise this option and acquire these claims need to pay Mr. Robert Weiker further cash payments totaling $320,000 as follows:

1.  $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007;

2.  $25,000 by October 30, 2008;

3.  $75,000 by October 30, 2009; and

4.  $205,000 by October 30, 2010.

and incur $445,000 in exploration expenditures as follows:

1. $50,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007;

2.  $50,000 by August 31, 2008;

3.  $145,000 by August 31, 2009; and

4.  $200,000 by August 31, 2010.

Our objective is to conduct mineral exploration activities on the Kate property in order to assess whether it possesses economic reserves of copper, gold and silver.  We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on April 4, 2006 under the laws of the state of Nevada. Our principal offices are located at 5744 Highway No. 6, Coldstream, British Columbia, Canada.  Our telephone number is 250-558-5085.

The Offering:

Securities Being Offered	Up to 1,200,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms Of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination Of the Offering

The offering will conclude when all of the 1,200,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	1,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use Of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet	April 30, 2007	April 30, 2006
	(audited)	(audited)
Cash	$18,839	$0
Total Assets	$18,839	$0
Liabilities	$1,697	$550
Total Stockholders' Equity	$17,142	$(550)

Statement Of Loss and Deficit

From Incorporation on April 4, 2006 to April 30, 2007 (audited)

Revenue	$0
Net Loss	($7,858)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of April 30, 2007, we had cash in the amount of $18,839.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Kate property.  While we have sufficient funds to conduct the initial exploration on the property, estimated to cost $5,950, we may require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Kate property are greater than anticipated. Further, in order to exercise our Option, we need to pay Robert Weicker an additional $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007, a further $25,000 by October 30, 2008, a further $75,000 by October 30, 2009 and a further $205,000 by October 30, 2010, and in addition we also need to incur exploration expenses of $50,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007, an additional $50,000 in exploration expenditures by August 31, 2008, an additional $145,000 in exploration expenditures by August 31, 2009, and an additional $200,000 in exploration expenditures by August 31, 2010.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, copper, and silver, and investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Kate property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

IF WE DO NOT PAY AN ADDITIONAL $320,000 TO ROBERT WEICKER AND INCUR AN ADDITIONAL $455,000 IN EXPLORATION EXPENDITURES ON THE KATE PROPERTY, WE WILL NOT ACQUIRE ANY INTEREST IN THE PROPERTY AND OUR BUSINESS WILL FAIL.

In order to exercise our Option, we need to pay Robert Weicker an additional $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007, a further $25,000 by October 30, 2008, a further $75,000 by October 30, 2009 and a further $205,000 by October 30, 2010, and in addition we also need to incur $50,000 in exploration expenses by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007, an additional $50,000 in exploration expenditures by August 31, 2008, an additional $145,000 in exploration expenditures by August 31, 2009, and an additional $200,000 in exploration expenditures by August 31, 2010. If we do not make these payments to Robert Weicker and, or meet the exploration expenditures required by the option agreement we will not obtain any interest in the Kate property.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Kate property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on April 4, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Kate property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.  If we determine that the Kate property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes.  Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Kate property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended April 30, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE KATE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Kate property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold, copper and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT AND SECRETARY HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Dean Rogers, spends approximately 20% his business time providing his services to us. While Mr. Rogers presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Rogers from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director, Dean Rogers, does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,200,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 2, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
Guy E. Franson 5529 Allenby Pl. Vernon, BC V1T 8P6	50,000	50,000	Nil	Nil
Phyllis L. Byrne 9792 Springfield Road Vernon, BC V1B 3E5	50,000	50,000	Nil	Nil
Helen Louise Robinson 1690 West Lake Drive PO Box 563 Christian Lake, BC V0H 1E0	50,000	50,000	Nil	Nil
Syndie Coulson 5744 Hwy 6 Vernon, BC V1B 3E1	50,000	50,000	Nil	Nil
Julie A. Brown 5508 Willow Place Vernon, BC V1T 8N9	50,000	50,000	Nil	Nil
Bobbi-Jean Catt 5512 Willow Place Vernon, BC V1T 8N9	50,000	50,000	Nil	Nil
Katie Hickey 5505 Willow Place Vernon, BC V1T 8N9	50,000	50,000	Nil	Nil
Theresa Bru CMP 32 Ste 10 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Michelle Haycock 3009 38th Street Vernon, BC V1T 6H7	50,000	50,000	Nil	Nil

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
John Bartell 2903 - 25th Street Vernon, BC V1T 8E6	50,000	50,000	Nil	Nil
Michelle Franson 5529 Allenby Place PO Box 1878 Vernon, BC V1T 8Z7	50,000	50,000	Nil	Nil
Carrie O'Neil 116 - 3020 Allenby Way Vernon, BC V1T 8L4	50,000	50,000	Nil	Nil
Deb Fisher 8965 Kalamalka Ek. Rd. Vernon, BC V1B 3C2	50,000	50,000	Nil	Nil
Ken George 2111 - 11 Street Vernon, BC V1T 3S1	50,000	50,000	Nil	Nil
John Kroes 18K Westside Rd. CMP C6 STE 10 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Mike Stychyshyn Westside Rd. CMP 31 STE 11 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Debbie Brown 259 - 6900 Tronson Rd. Vernon, BC V1T 1X7	50,000	50,000	Nil	Nil
Alain Soucy 18KM Westside Rd. PO Box 1394 Vernon, BC V1T 6N7	50,000	50,000	Nil	Nil
Ralf Stass 2302 - 44th Ave. Vernon, BC V1T 3M1	50,000	50,000	Nil	Nil
Connie Stass 2302 44th Ave. Vernon, BC V1T 3M1	50,000	50,000	Nil	Nil
Joel Mertz 494 Brighton Rd. Kelowna, BC V1X 5K5	50,000	50,000	Nil	Nil

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
Rob Bauman 11839 Bond Rd. Lake Country, BC V4V 1J1	50,000	50,000	Nil	Nil
James Davie 2134 Crestview Rd. Kelowna, BC V1Z 1Y9	50,000	50,000	Nil	Nil
Susan Suprenant 9474 Hodges Rd. CMP B9 STE 11 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil
Maela Bru Westside Rd. CMP 32 STE 10 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil
Sharon Sehn 2702 40 St. Vernon, BC V1T 6J7	10,000	10,000	Nil	Nil
Val Lumley 2111 - 11 St. Vernon, BC V1T 3S1	10,000	10,000	Nil	Nil
Amelie Auclair Westside Rd. CMP F1 STE 11 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,200,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

   (1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

   (2)  has ever been one of our officers or directors; or

   (3)  has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $10,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

  *  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

  *  contains a toll-free telephone number for inquiries on disciplinary actions;

  *  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  *  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  *  details of the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2471 Saint Rose Parkway, Suite 304, Henderson, NV 89075.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Dean Rogers	40

Executive Officers:

Name of Officer	Age	Office
Dean Rogers	40	President, Chief Executive Officer, Secretary, Principal Accounting Officer and Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Dean Rogers has acted as our President, Chief Executive Officer, Secretary, Principal Accounting Officer and as a director since our inception on April 4, 2006.  For the past five years Mr. Rogers has been employed as an equipment operator by Tolko Industries Ltd., a sawmill operation, located in Armstrong, B.C., Canada.

Mr. Rogers does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Rogers intends to devote 20% of his business time per week to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	Dean Rogers	1,000,000	45.5%
	President, Chief Executive
	Officer, Secretary, Principal
	Accounting Officer, Treasurer
	and Director
	5744 Highway No 6,
	Coldstream, BC,
	Canada

Common Stock	All officers and directors as a group
	that consists of one person	1,000,000	45.5%

The percent of class is based on 2,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 12, 2007, there were 2,200,000 shares of our common stock issued and outstanding that were held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph.D., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on April 4, 2006 under the laws of the state of Nevada.  On that date, Dean Rogers was appointed as President, Secretary, Chief Executive Officer, Principle Accounting Officer and director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

The following terms in this section have the meanings indicated:

Mineral deposit:  is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Economically feasible:  means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

Claims:  means a portion of mining ground held under the Canadian Provincial laws, by a company, by virtue of a specific location and recorded with the Canadian Provincial Government as to the rights to explore the mineral thereon.

Sampling:  involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

Geological mapping:  involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geophysical surveying:  is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

Precious metal:  is a rare metallic chemical element of high economic value.

Base metals:  refers to industrial non-ferrous metals excluding precious metals. These include copper, aluminum, lead, nickel, tin and zinc.

Gossan:  is intensely oxidized, weathered or decomposed rock, usually the upper and exposed part of an ore deposit or mineral vein.

Fracture:  means the separation of a body into two, or more, pieces under the action of stress.

Au:  is the chemical symbol for gold.

Ag:  is the chemical symbol for silver.

Cu:  is the chemical symbol for copper.

Pb:  is the chemical symbol for lead.

Zn:  is the chemical symbol for zinc.

g/t:  means grams per ton.

Geochemical surveying:  is the search for mineral deposits by measuring the chemical composition of rocks and soils, using assaying, to find an area anomalous in the commodity sought, or in elements known to be associated with the type of mineralisation sought.

Assay:  is a method used to test the  composition of a mineral.

Prospecting:  is the analysis of rocks on the property surface with a view to discovering indications of potential mineralization.

Induced polarization (IP):  is a geophysical imaging technique used to identify subsurface materials, such as ore. The method involves inducing an electrical current into the subsurface through two electrodes and voltage is then monitored through two other electrodes.

Trenching:  involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

Tuff:  rock composed of fine volcanic ash.

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We have the sole and exclusive option to acquire a 100% interest in twenty-five mineral claims known as the Kate property. There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Kate property in order to ascertain whether it possesses economic quantities of copper, gold and silver.  There can be no assurance that economic mineral deposits or reserves exist on the Kate property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Kate property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The Kate property is located approximately 560 kilometers north-northwest of Vancouver, and 100 kilometres south-southwest of the town of Houston and 131 kilometers south of the town of Smithers, in west-central British Columbia. The property lies on steep slopes within the Kasalka Range south of Tahtsa Lake. Access to the property is via helicopter from Houston or from roads accessing the Huckleberry copper mine, or logging operations.

Accommodations while working the property can be arranged in the towns of Houston and Smithers, as well as a number of fishing camps and lodges in the area, and along Tahtsa Lake.

The property covers a steep easterly facing mountain slope west of Baptiste Mountain, and north of Trosoita Lake. Elevations range from 1978 metres on the ridge crest to 1160 metres in the valley of an unnamed northerly-flowing creek on the eastern edge of the property.

Kate Property Option Agreement

On October 30, 2006, we entered into an agreement, subsequently amended August 17, 2007, with Robert Weicker of Cocquitlam, BC, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Kate property, which is located approximately 100 kilometers south-southwest of the Town of Houston in west-central British Columbia, Canada. We purchased this Option from Robert for a cash payment of $5,000. In order to exercise this option and acquire these claims we need to pay Mr. Robert Weiker further cash payments totaling $320,000 as follows;

1. $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007;

2.  $25,000 by July 20, 2008;

3.  $75,000 by July 20, 2009; and

4.  $205,000 by July 20, 2010.

and incur $445,000 in exploration expenditures as follows:

1. $50,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007;

2.  $50,000 by August 31, 2008;

3.  $145,000 by August 31, 2009; and

4.  $200,000 by August 31, 2010.

If we fail to make the additional payments above-noted, or if we fail to make the required exploration expenditures, our option to acquire the 100% interest in the property will terminate and we will not own any interest in the property.

Mr. Weicker holds title to the Kate claims. Our option agreement with him requires that he transfer the claims to us if we successfully exercise the option. Mr. Weicker is at arm's length to us and has no relationship to us other than as the owner of the Kate property.

Exploration History

There is no record of previous work on the Kate property prior to 1982. In late 1982 claims were staked as the "Price property", on behalf of Union Carbide Canada Ltd, with title subsequently transferred to Canamax Resources in spring of 1983.

Canamax reported on rock and soil sampling geochemistry and geological mapping in Assessment Report # 11507 (1983). Significant precious and base metals were returned from a surface gossan showing in a gully draining southeasterly.

Initial prospecting interest in the early 1980's was focused on rusty pyrite-pyrrhotite bearing fractures within the volcanics exposed over a distance of 300 meters down a southeasterly draining gully. Particular attention was concentrated on one 2 meter by 0.5 meter massive sulphide replacement pod in the same area. Surface sampling by Canamax as reported in Assessment Report # 11507 (1983) returned the following significant values:

Sample #	Aug/t	Ag g/t	Cu%	Pb%	Zn%
83WNT279	5.20	61.0	0.47	0.54	3.90
83WNT280	1.03	905.1	2.40	2.48	13.60
83WSA372	24.68	157.7	0.82	1.34	3.08
83WGT232	0.44	70.0	0.12	0.32	0.57

Canamax also completed 212 soil samples, with three anomalies indicated. Significantly these anomalies are upslope or above the sulphide showings and are thought to represent other buried sulphide mineralization. Canamax reported that "all three anomalies are probably caused by minor sulphide mineralization in bedrock in these areas… Widespread, weak replacement and fracture filling mineralization encountered in the centrally located gully (Main Sulphide Zone) is interpreted as a distal halo above a subjacent, unexposed intrusive stock".

Canamax apparently dropped their claims and the area was staked again in 1987 by Equity Mines Limited, to cover the geochemical anomalies and mineralized showings reported by Canamax. Additional geochemical survey was completed but over a limited area, which was reported in Assessment Report #17311 (1988). The property was referred to as the Kate property. Based on supportive results, Equity completed a small, helicopter supported drill program in 1989, which was reported in Assessment Report # 20211 (1990). Hole 89CH001 returned 10.8 meters grading 0.92 g/t Au, 37.5 g/t Ag, and 0.19% Cu, from 76.4 to 87.2 meters.  The drill program comprised only 457.4 meters. Work started on August 20, 1989 and completed on August 24, 1989. Equity reported in 1990; "The weakly altered, mineralized and fractured tuffs and the spatially related massive sulphide lens are interpreted as part of a partially exposed hydrothermal system related to an unexposed stock or to the postulated fault between the Skenna and Kasalka Groups. Previous results from the sulphide lens and assays from the current drilling confirm the presence of precious metals in the system. Grades and styles of mineralization in the alteration zone indicate the possible existence of large tonnage-low grade copper-silver-gold deposits on the property….two additional holes should be drilled from the set-up at 89CH001. Results from these holes should be used to spot two or three additional holes on a section 200 meter north".

Geological Assessment Report: Kate Property

We have obtained a geological summary report on the Kate property that was prepared by Mr. Robert Weicker, a professional geologist, of Coquitlam, British Columbia. Mr. Weicker is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He holds a Bachelor of Science degree in Earth Sciences, with Honors, from the University of Waterloo, of Waterloo, Ontario, Canada. Mr. Weicker is the owner of the Kate property. The report discusses the geology of the area surrounding and particular to the Kate property, and makes a recommendation for further exploration work.

In his report, Mr. Weicker says that the Kate property has a significant known zone of mineralization with only very early phases of exploration completed. To date there is no indication of any geophysical surveying completed over the property. Mr. Weicker feels that additional regional work is warranted, along with geochemistry, prospecting, trenching and geological mapping. He is of the opinion that existing data provides enough information to warrant further investigation to confirm the work and showings noted to date.

Conclusions

Mr. Weicker, the author of the geological report on the Kate property, believes that the area has exploration potential, with a zone of copper, gold and silver mineralization.  He is of the opinion, based on the results of previous works, that the mineralization should respond well to geophysical methods, including Induced Polarization (IP) surveying and Electromagnetic (EM) surveying. Mr. Weicker is of the opinion that additional regional work is warranted, and that geochemistry, prospecting, trenching and geological mapping can be recommended. A Phase One limited program of geochemical sampling (soils, silts, and rock if possible) is proposed initially, to confirm the known zones of mineralization. This program would comprise a two man fly camp program serviced from Houston, BC, at an estimated cost of Cdn $6,000.

Based on the success of the Phase 1 program, it might then be recommended to fly the property using a high-sensitivity, helicopter mounted EM and MAG (magnetics) survey, to define EM conductors for ground follow up. From there, areas of interest could be further delineated.

An initial examination could be completed in about two months.

Proposed Budget for Phase One

Approximate costs for the one phase program are as follows:

Geologist and helper (@ $800/day) x 3 days	$2,400
Food and accommodation for 2 x 4 days	$800
Sampling and assays (30 samples x $25/sample)	$750
Helicopter and Fuel	$2,000
Total	$5,950

Mr. Weicker will provide and recommend a budget for a Phase Two upon completion of Phase One.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically.  The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment..  In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.  In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.  Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location.  Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance.  In the case of normal fieldwork, this should be minimal.  The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street,, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Management's Discussion and Analysis

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Kate property consisting of geochemical sampling. We anticipate that the program will cost approximately $6,000.00.  To date, we have not commenced exploration on the Kate property.

Mr. Weicker will provide and recommend a budget for a Phase 2 upon completion of Phase One.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $21,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Kate property or have sold an interest in the property to a third party.  Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For Period Ending April 30, 2007

We have not earned any revenues from our incorporation on April 4, 2006 to April 30, 2007.  We do not anticipate earning revenues unless we enter into commercial production on the Kate property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $7,858 for the period from our inception on April 4, 2006 to April 30, 2007. These operating expenses were comprised of $5,000 for mineral property expenditures, $81 in bank charges, $1,272 in legal and accounting, $955 in organizational costs, and $550 in office and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own an exclusive option to acquire a 100% interest in the mineral claims comprising the Kate property.  We do not own or lease any property other than the Kate property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  Our sole promoter, Dean Rogers;

  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop.  Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf.  If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application.  However, there is no guarantee that our application will be approved.  Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 1,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of our common stock then outstanding which, in our case, will equal 10,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended April 30, 2007 and subsequent to that period to the date of this prospectus.

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation on Earnings	All other Compensation	Total
Dean Rogers President, CEO, Secretary & Director	2006	$0	$0	None	None	None	None	None	$0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Rogers.  We do not pay him any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending April 30, 2007 and April 30, 2006, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

3. Report of Independent Registered Public Accounting Firm

4. Unaudited financial statements for the period ending April 30, 2007, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

EDGEMONT MINING INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

April 30, 2007 and 2006

(Audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

* 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615t

* TELEPHONE (858) 722-5953 * FAX (858) 408-2695 * FAX (858) 764-5480

* E-MAIL changgpark@gmail.com *

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Edgemont Mining Inc.

(A Exploration Stage Company)

We have audited the accompanying balance sheets of Edgemont Mining Inc. (A Exploration Stage "Company") as of April 30, 2007 and 2006 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended and for the period from April 4, 2006 (inception) to April 30, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edgemont Mining Inc. as of April 30, 2007 and 2006 and the results of its operation and its cash flows for the years then ended and for the period from April 4, 2006 (inception) to April 30, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park

____________________

CHANG G. PARK, CPA

July 12, 2007

San Diego, CA. 91910

Member of the California Society of Certified Public Accountants

Registered with the Public Company Accounting Oversight Board

EDGEMONT MINING INC.

(An Exploration Stage Company)

Balance Sheets

	April 30,	April 30,
	2007	2006
Assets

Current Assets
Cash	$18,839	$-
Total Assets	$18,839	$-

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$1,697	$550
Total Current Liabilities	1,697	-

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
2,200,000 common shares as of April 30, 2007	2,200	-
Additional paid-in-capital	22,800	-
Deficit accumulated during the exploration stage	(7,858)	(550)
Total stockholders' equity	17,142	-
Total liabilities and stockholders' equity	$18,839	$-

Nature and continuance of operations (Note 1)

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statements of Operations

	Year Ended April 30, 2007	Period from April 4, 2006 (Inception) to April 30, 2006	Cumulative from April 4, 2006 (Inception) to April 30, 2007
Bank charges	$81	$-	$81
Mineral property	5,000	-	5,000
Office expenses	-	550	550
Professional fees	1,272	-	1,272
Transfer and filing fees	955	-	955

Net loss	$(7,308)	$550	$(7,858)

Loss per share - Basic and diluted	$(0.00)	-

Weighted Average Number of Common Shares Outstanding	2,033,333	-

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statement of Changes in Stockholders' Equity

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Deficit accumulated During the exploration stage	Total

Balance, April 4, 2006	-	$ -	$ -	$ -	$ -
Net loss				(550)	(550)
Balance, April 30, 2006	-	-	-	(550)	(550)
May 19, 2006
Issued for cash at $0.001	1,000,000	1,000	-	-	1,000
May 31, 2006
Issued for cash at $0.02	1,150,000	1,150	21,850	-	23,000
December 1, 2006
Issued for cash at $0.02	50,000	50	950		1,000
Net loss				(7,308)	(7,308)
Balance, April 30, 2007	2,200,000	$ 2,200	$ 22,800	$ (7,858)	$17,142

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statements of Cash Flows

	Year Ended April 30, 2007	Period from April 4, 2006 (Inception) to April 30, 2006	Cumulative from April 4, 2006 (Inception) to April 30, 2007
Cash flows from operating activities
Net loss	$(7,308)	$(550)	$(7,858)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	1,147	550	1,697
Net cash used in operating activities	(6,161)	-	(6,161)

Cash flows from financing activities
Shares subscribed for cash	25,000	-	25,000
Net cash provided by financing activities	25,000	-	25,000

Net increase (decrease) in cash	18,839	-	18,839

Cash beginning	-	-	-
Cash ending	$18,839	$-	$18,839

Supplemental cash flow information:

Cash paid for:

Interest	$-	$-	$-
Taxes	$-	$-	$-

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

April 30, 2007 and 2006

1.  NATURE AND CONTINUANCE OF OPERATIONS

Edgemont Mining Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is the end of April.  The Company is in the exploration stage of its resource business.  During the year ended April 30, 2007, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of 7,858 as at April 30, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2007, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

April 30, 2007 and 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the assets and liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At April 30, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

April 30, 2007 and 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2007. The Company did not record any compensation expense for the year ended April 30, 2007 because there were no stock options outstanding prior to the adoption or at April 30, 2007.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

April 30, 2007 and 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

3.  MINERAL INTERESTS

On October 30, 2006, the Company entered into a mineral property option agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Omineca Mining Division, BC.  The Company shall pay $5,000 on the Agreement date, shall pay $15,000 on or before the first anniversary of this Agreement, shall pay $25,000 on or before the second anniversary of this Agreement, shall pay $75,000 on or before the third anniversary of this Agreement, and shall pay $205,000 on or before the fourth anniversary of this Agreement and shall incur $445,000 in Expenditures on the Property.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

April 30, 2007 and 2006

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the Company issued 2,200,000 shares of common stock for total cash proceeds of $25,000.  At April 30, 2007 there were no outstanding stock options or warrants.

5.  INCOME TAXES

As of April 30, 2007, the Company had net operating loss carry forwards of approximately $7,858 that may be available this Agreement to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

EDGEMONT MINING INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

JULY 31, 2007

(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

* 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615t

* TELEPHONE (858) 722-5953 * FAX (858) 408-2695 * FAX (858) 764-5480

* E-MAIL changgpark@gmail.com *

 Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Edgemont Mining Inc.

(An Exploration Stage company)

We have reviewed the accompanying balance sheet of Edgemont Mining Inc. (An Exploration Stage "Company") as of July 31, 2007, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the three months ended July 31, 2007 and for the period from April 4, 2006 (inception) through July 31, 2007. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park

____________________

CHANG G. PARK, CPA

September 28, 2007

Chula Vista, California

EDGEMONT MINING INC.

(An Exploration Stage Company)

Balance Sheets

	July 31,	April 30,
	2007	2007
	(Unaudited)	(Audited)
Assets

Current Assets
Cash	$17,122	$18,839
Total Assets	$17,122	$18,839

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$6,000	$1,697
Total Current Liabilities	-	1,697

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
2,200,000 common shares as of July 31, and April 30, 2007	2,200	2,200
Additional paid-in-capital	22,800	22,800
Deficit accumulated during the exploration stage	(13,878)	(7,858)
Total stockholders' equity	11,122	17,142
Total liabilities and stockholders' equity	$17,122	$18,839

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statements of Operations

(Unaudited)

	Three Months Ended July 31, 2007	Three Months Ended July 31, 2006	Cumulative from April 4, 2006 (Inception) to July 31, 2007
Bank charges	$20	$20	$101
Mineral property	-	-	5,000
Office expenses	-	-	550
Professional fees	6,000	-	7,272
Transfer and filing fees	-	530	955

Net loss	$(6,020)	$(550)	$(13,878)

Loss per share - Basic and diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	2,200,000	1,579,348

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statement of Changes in Stockholders' Equity

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Deficit accumulated During the exploration stage	Total

Balance, April 4, 2006	-	$ -	$ -	$ -	$ -
Net loss				(550)	(550)
Balance, April 30, 2006 (Audited)	-	-	-	(550)	(550)
May 19, 2006
Issued for cash at $0.001	1,000,000	1,000	-	-	1,000
May 31, 2006
Issued for cash at $0.02	1,150,000	1,150	21,850	-	23,000
December 1, 2006
Issued for cash at $0.02	50,000	50	950		1,000
Net loss				(7,308)	(7,308)
Balance, April 30, 2007 (Audited)	2,200,000	$ 2,200	$ 22,800	$ (7,858)	$ 17,142
Net loss				(6,020)	(6,020)
Balance, July 31, 2007 (Unaudited)	2,200,000	$ 2,200	$ 22,800	$ (13,878)	$ 11,122

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Statements of Cash Flows

(Unaudited)

	Three Months Ended July 31, 2007	Three Months Ended July 31, 2006	Cumulative from April 4, 2006 (Inception) to July 31, 2007
Cash flows from operating activities
Net loss	$(6,020)	$(550)	$(13,878)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	4,303	530	6,000
Net cash used in operating activities	(1,717)	(20)	(7,878)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Shares subscribed for cash	-	25,000	25,000
Net cash provided by financing activities	-	25,000	25,000

Net increase (decrease) in cash	(1,717)	24,980	17,122

Cash beginning	18,839	-	-
Cash ending	$17,122	$24,980	$17,122

Supplemental cash flow information:

Cash paid for:

Interest	$-	$-	$-
Taxes	$-	$-	$-

See Accompanying Notes

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

1.  NATURE AND CONTINUANCE OF OPERATIONS

Edgemont Mining Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is the end of April.  The Company is in the exploration stage of its resource business.  During the year ended April 30, 2007, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $13,878 as at July 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at July 31, 2007, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the assets and liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences) and net loss carryforwards.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At July 31, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2007. The Company did not record any compensation expense for the period ended July 31, 2007 because there were no stock options outstanding prior to the adoption or at July 31, 2007.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115".  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative an qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

EDGEMONT MINING INC.

(An Exploration Stage Company)

Notes To The Financial Statements

July 31, 2007 and 2006

(Unaudited)

3.  MINERAL INTERESTS

On October 30, 2006, the Company entered into a mineral property option agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Omineca Mining Division, BC.  The Company shall pay $5,000 on the Agreement date, shall pay $15,000 on or before the first anniversary of this Agreement, shall pay $25,000 on or before the second anniversary of this Agreement, shall pay $75,000 on or before the third anniversary of this Agreement, and shall pay $205,000 on or before the fourth anniversary of this Agreement and shall incur $445,000 in Expenditures on the Property.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the Company issued 2,200,000 shares of common stock for total cash proceeds of $25,000.  At July 31, 2007 there were no outstanding stock options or warrants.

5.  INCOME TAXES

As of July 31, 2007, the Company had net operating loss carry forwards of approximately $13,878 that may be available this amount to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 3.05
Transfer Agent Fees	$ 1000.00
Accounting and auditing fees and expenses	$ 5000.00
Legal fees and expenses	$ 2500.00
Edgar filing fees	$ 1500.00

Total	$ 10,003.05

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share on May 19, 2006 to Dean Rogers, our President, Chief Executive Officer, Secretary, Principal Accounting Officer, Treasurer and Director. The total amount received from this offering was $1,000.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.02 per share to a total of 28 purchasers on June 2, 2006.  The total amount received from this offering was $24,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

Name of Shareholder	Number of Shares
Guy E. Franson	50,000
Phyllis L. Byrne	50,000
Helen Louise Robinson	50,000
Syndie Coulson	50,000
Julie A. Brown	50,000
Bobbi-Jean Catt	50,000
Katie Hickey	50,000
Theresa Bru	50,000
Michelle Haycock	50,000
John Bartell	50,000
Michelle Franson	50,000
Carrie O'Neil	50,000
Deb Fisher	50,000
Ken George	50,000
John Kroes	50,000
Mike Stychyshyn	50,000
Debbie Brown	50,000
Alain Soucy	50,000
Ralf Stass	50,000
Connie Stass	50,000
Joel Mertz	50,000
Rob Bauman	50,000
James Davie	50,000
Susan Suprenant	10,000
Maela Bru	10,000
Sharon Sehn	10,000
Val Lumley	10,000
Amelie Auclair	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion
10.1	Property Option Agreement dated October 30, 2006
10.2	Property Option Agreement Amendment dated August 17, 2007
23.1	Consent of Chang G. Park, CPA, Ph.D. dated July 31, 2007
23.2	Consent of Geological Consultant
23.3	Consent of Chang G. Park, CPA, Ph.D. dated October 10, 2007
23.4	Consent of Batcher, Zarcone and Baker, LLP
99.1	Claims Location Map

The undersigned registrant hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c)

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)

any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

  (ii)

any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

  (iii)

the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

  (iv)

any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coldstream, Province of British Columbia on October 23, 2007.

Edgemont Mining Inc.

By: /s/ Dean Rogers

Dean Rogers, President, Chief

Executive Officer and Director

Power of Attorney

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean Rogers, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Dean Rogers	President, Chief Executive	October 23, 2007
Dean Rogers	Officer, Secretary, Principal
Accounting Officer, Treasurer and Director